UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 13, 2008

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Dollar Thrifty Automotive Group, Inc. (the “Company”) announced various management changes and related compensatory arrangements as follows:

•

Gary L. Paxton, President and Chief Executive Officer, stepped down from those positions, effective October 13, 2008. Mr. Paxton will remain a director of the Company and provide transition support as Senior Advisor to the Company through December 31, 2008, when he will retire from the Company.

In connection with his retirement, and in exchange for his execution and nonrevocation of a waiver and release of claims against the Company and its affiliates, the Company has entered into a Retirement and Consulting Agreement (the “Agreement”) with Mr. Paxton. Pursuant to the Agreement, Mr. Paxton will continue to be available on a full-time basis to the Company and the Company will continue to pay Mr. Paxton his base salary and provide him with his existing benefits and non-cash perquisite plans previously made available to him through his retirement on December 31, 2008. Thereafter, Mr. Paxton has agreed to serve as a consultant to the Company for the period commencing January 1, 2009 and ending on October 31, 2009 (the “Consulting Period”). The Company will pay Mr. Paxton an initial monthly retainer on January 1 of $101,000, will thereafter pay him a monthly retainer in the amount of $61,000 per month for the Consulting Period. The Company also will pay him an additional fee of up to $5,000 per day based on the number of hours he is required to provide services. Mr. Paxton has agreed not to compete with the Company and not to solicit Company employees during the Consulting Period, and to not disclose the Company’s confidential information through the first anniversary of the termination of the Consulting Period. As a result of his retirement, Mr. Paxton will also be entitled to receive a payout of his amounts deferred under the Company’s nonqualified deferred compensation plan six months following his termination of employment. Mr. Paxton’s outstanding equity awards will be treated in accordance with the terms of the plans under which they were granted.

•

Scott L. Thompson was appointed President and Chief Executive Officer, effective October 13, 2008. On that date, Mr. Thompson was also elected as a director of the Company. Mr. Thompson joined the Company May 23, 2008 as the Company’s Senior Executive Vice President and Chief Financial Officer. Mr. Thompson previously played a major role in the founding and subsequent growth of Group 1 Automotive, Inc., a New York Stock Exchange listed and Fortune 500 company, where he was Senior Vice President, Chief Financial Officer and Treasurer from 1996 until February 2002. Mr. Thompson also served as Executive Vice President, Operations and Finance for KSA Industries, Inc., a billion dollar private enterprise. Mr. Thompson is non-executive chairman of the board of Houston Wire and Cable and a director of Conn’s Inc.

In connection with his appointment to President and Chief Executive Officer, the Company has increased Mr. Thompson’s annual base salary to $550,000. The Company has also determined to grant Mr. Thompson options to purchase 200,000 shares of Company common stock and 50,000 shares of restricted stock pursuant to the Company’s Amended and Restated Long-Term Incentive Plan and Director Equity Plan. Mr. Thompson will also be eligible to participate in the Retention Plan (discussed below).

•

H. Clifford Buster, III was appointed to succeed Mr. Thompson as Executive Vice President and Chief Financial Officer and will begin with the Company on October 27, 2008. Mr. Buster has served as Vice President Finance and Treasurer of Helix Energy Solutions Group, Inc. since March 2006. Since 1998, Mr. Buster held various finance positions with Group 1 Automotive, Inc., where his final position was Vice President and Treasurer from April 2005 to March 2006.

The Company has not entered into any employment, severance or other similar agreements with Mr. Buster. In connection with the commencement of his employment, the Company has agreed to provide Mr. Buster an annual base salary of $300,000. The Company has also determined to grant Mr. Buster options to purchase 100,000 shares of Company common stock pursuant to the Company’s Amended and Restated Long-Term Incentive Plan and Director Equity Plan, with such grant to be effective when his employment with the Company commences. Mr. Buster will also be eligible to participate in the Retention Plan (discussed below).

•

R. Scott Anderson as Senior Executive Vice President will now be responsible for all corporate store operations, global sales and marketing efforts, and franchise operations. Mr. Anderson most recently served as the Company’s Senior Executive Vice President and Chief Marketing Officer. Mr. Anderson joined the Company in 1987 and has held numerous management positions with the Company since that time. In connection with his promotion, Mr. Anderson’s annual base salary has been increased to $425,000. The Company has also determined to grant Mr. Anderson options to purchase 125,000 shares of Company common stock pursuant to the Company’s Amended and Restated Long-Term Incentive Plan and Director Equity Plan. Mr. Anderson will also be eligible to participate in the Retention Plan (discussed below).

•

Effective October 13, 2008, John J. Foley separated from employment with the Company as Senior Executive Vice President and Chief Operating Officer. Subject to the effectiveness and non-revocation by Mr. Foley of a release and waiver of claims against the Company, the Company has agreed to provide Mr. Foley with cash severance of $186,631 and to provide him with certain benefits for a short period following the termination of his employment. Mr. Foley’s equity awards will be treated in accordance with the terms of the applicable plans.

•

The Company has adopted a retention bonus plan (the “Retention Plan”) pursuant to which selected employees (including Messrs. Thompson, Buster and Anderson) will have the opportunity to earn a cash bonus based on a percentage of the participant’s base salary as in effect on December 31, 2009 if the participant remains continuously employed by the Company through December 31, 2009. The participation percentages for Messrs. Thompson, Buster and Anderson are each set at 50% of the respective executive’s applicable base salary. If the Company terminates a participant’s employment without cause prior to December 31, 2009, the Company will pay the participant a pro rata portion of his or her retention bonus based on the number of days the participant was employed during the retention period. The Retention Plan also provides that if a participant engages in certain detrimental activity following payment of the retention bonus, the participant will be required to repay all or a portion of his or her retention bonus. The Retention Plan also provides that for each participant, he or she will only be able to receive the greater of his or her retention bonus under the Retention Plan or the bonus he or she may earn under the Company’s anticipated 2009 annual incentive compensation plan, if any, and will not receive awards under both plans. In connection with their relocation to the Tulsa area at the Company’s request, the Retention Plan provides that if Mr. Thompson or Mr. Buster remains continuously employed by the Company through January 31, 2009, then if either executive closes on the purchase of a primary residence in the greater Tulsa area, he may request the Company accelerate payment of up to 75% of his retention bonus. If the executive’s employment terminates following payment of this portion of the retention bonus but prior to December 31, 2009, he has to repay some or all of the amount, depending on the reason for the termination.

•

As compensation for his service as interim Chief Financial Officer from April 1 through May 23, 2008, the Company approved the payment of $100,000 to Richard W. Neu, a member of the Board of Directors of the Company.

The Company’s press release relating to these management changes is attached hereto as Exhibit 99.52, which is also incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.52	News release reporting on management changes, issued by Dollar Thrifty Automotive Group, Inc. on October 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

October 16, 2008	By:	/s/ Kimberly D. Paul
Kimberly D. Paul

Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.52	News release reporting on management changes, issued by Dollar Thrifty Automotive Group, Inc. on October 13, 2008.